As filed with the Securities and Exchange Commission on June 8, 2020
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	13-3487402 (I.R.S. Employer Identification Number)
203 East Main Street
Spartanburg, South Carolina 29319-0001
(864) 597-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Gail Sharps Myers
Senior Vice President, General Counsel
Denny’s Corporation
203 East Main Street
Spartanburg, South Carolina 29319-0001
(864) 597-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Justin W. Chairman, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for not complying with any new or revised financial accounting provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.01 par value (4)
Preferred Stock, $0.10 par value (5)
Warrants (6)
Total	$200,000,000	100%	$200,000,000	$25,960
(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices, with an initial offering price not to exceed $200,000,000 or the equivalent thereof in one or more currencies.

(2)
The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II. D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this Registration Statement exceed $200,000,000 or the equivalent thereof in one or more other currencies.

(4)
Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of common stock as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of shares of common stock as may from time to time be issued upon conversion of shares of preferred stock and upon exercise of warrants, which may be sold hereunder. Pursuant to Rule 416 under the Securities Act, to the extent additional common shares may be issued or issuable as a result of a stock split or other distribution declared at any time by the registrant’s board of directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all of such additional shares of common stock.

(5)
Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of preferred stock as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of shares of preferred stock as may from time to time be issued upon exercise of warrants, which may be sold hereunder.

(6)
Subject to footnote (2), there is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices representing rights to purchase certain of the shares of common stock and shares of preferred stock registered hereunder.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 8, 2020
PROSPECTUS
$200,000,000

DENNY’S CORPORATION
Common Stock
Preferred Stock
Warrants

We may offer up to $200,000,000 aggregate dollar amount of our common stock, preferred stock and warrants to purchase our common stock or preferred stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
We may offer these securities at prices and on terms to be set forth in one or more supplements to this prospectus. These securities may be offered directly, through agents on our behalf or through underwriters or dealers.
Our common stock is traded on the Nasdaq Capital Market under the symbol “DENN.” On June 5, 2020, the closing price of our common stock on the Nasdaq Capital Market was $13.48 per share.
An investment in our securities involves significant risks. See “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2020.

i

ABOUT THIS PROSPECTUS
Unless we have indicated otherwise, references in this prospectus to “Denny’s,” the “Company,” “we,” “us” and “our” or similar terms are to Denny’s Corporation, a Delaware corporation, and it subsidiaries.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration statement. This prospectus provides you with a general description of the securities we may offer. We will describe the specific terms of those securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add to, update or change information contained in this prospectus. In addition, as we describe in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities being offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement and exhibits can be read and are available to the public over the Internet at the SEC’s website at http: //www.sec.gov.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any person to provide any information or make any statement that differs from what is contained in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

SUMMARY
The Company
Denny’s Corporation, a Delaware corporation, or Denny’s, is one of America’s largest franchised full-service restaurant chains based on the number of restaurants. Denny’s, through its wholly-owned subsidiary, Denny’s, Inc., owns and operates the Denny’s brand.
Denny’s is known as America’s Diner, or in the case of our international locations, “the local diner.” Open 24/7 in most locations, we provide our guests quality food that emphasizes everyday value and new products through our compelling limited time only offerings, delivered in a warm, friendly “come as you are” atmosphere. Denny’s has been serving guests for over 65 years and is best known for its breakfast fare, which is available around the clock. The Build Your Own Grand Slam, one of our most popular menu items, traces its origin back to the Original Grand Slam which was first introduced in 1977. In addition to our breakfast-all-day items, Denny’s offers a wide selection of lunch and dinner items including burgers, sandwiches, salads and skillet entrées, along with an assortment of beverages, appetizers and desserts.
Our common stock is listed on the Nasdaq Capital Market under the symbol “DENN”.
Corporate Information
Our principal executive offices are located at 203 East Main Street, Spartanburg, South Carolina, 29319-9966, and our phone number is (864) 597-8000.

RISK FACTORS
Any investment in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus and any accompanying prospectus supplement, you should carefully consider the important factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 25, 2020, and in our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports we file with the SEC from time to time, which are incorporated herein by reference, before investing in our securities. Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may lower the trading price of our common stock. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment. For further details, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Company urges caution in considering its current trends and any outlook on its operations and financial results disclosed in this report. In addition, certain matters discussed in this prospectus supplement and the documents incorporated by reference herein may constitute forward-looking statements. These forward-looking statements, which reflect the Company’s best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health and political conditions that impact consumer confidence and spending, including COVID-19; competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 25, 2020 and in the Company’s subsequent reports it files with the SEC from time to time.

SECURITIES OFFERED BY THIS PROSPECTUS
Using this prospectus, we may offer from time to time, in one or more series, together or separately, at prices and terms to be determined at the time of offering:
•	shares of common stock, $0.01 par value;
•	shares of preferred stock, $0.10 par value; and
•	warrants to purchase shares of common stock or preferred stock.
The shares of preferred stock may be convertible into or exchangeable for shares of our common stock or preferred stock issued by us.
See “Description of Capital Stock” for a description of the terms of the common stock and preferred stock and “Description of Warrants” for a description of the terms of the warrants.
USE OF PROCEEDS
Although we expect to use a substantial portion of the net proceeds from the sale of securities under this prospectus for general corporate purposes, we have not allocated these net proceeds for specific purposes. If, as of the date of any prospectus supplement, we have identified any different or more specific uses for the net proceeds, we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amount of the net proceeds we will receive from the sale of such securities, as well as the timing of receipt of those proceeds, will depend upon our funding requirements.
PLAN OF DISTRIBUTION
We may sell the securities included in this prospectus (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to a limited number of purchasers or to a single purchaser, or (v) through a combination of any such methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded:
•	at a fixed price or at final prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, as amended, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
If an underwriter is, or underwriters are, utilized in the offer and sale of securities in respect of which this prospectus and the applicable prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.
If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.
If indicated in the applicable prospectus supplement, we will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Certain of the underwriters, dealers or agents utilized by us in any offering hereby may be customers of, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
If underwriters create a short position in the securities in connection with the offering thereof (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.
Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.
In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it was to discourage resales of the security by purchasers in the offering.
Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 160,000,000 shares of capital stock consisting of 135,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.10 per share. As of June 3, 2020, we had 55,708,958 shares of common stock outstanding and no shares of preferred stock outstanding. Also as of June 3, 2020, we had outstanding (i) 122,700 shares of our common stock subject to outstanding options, with an exercise price of $3.89 per share, (ii) 1,602,304 shares of our common stock issuable upon conversion of outstanding restricted stock units, (iii) 1,588,596 shares of our common stock issuable upon conversion of outstanding performance stock units assuming maximum performance is achieved, (iv) 708,801 shares of our common stock related to earned performance stock units that have been deferred and are included in our deferred compensation plan and (v) 1,730,844 shares of our common stock available for awards under the Denny’s Corporation 2017 Omnibus Incentive Plan.
The following is a summary of the rights of our common and preferred stock and some of the provisions of our restated certificate of incorporation, as amended, or certificate of incorporation, our amended and restated by-laws, or by-laws, and the Delaware General Corporation Law, or DGCL. This summary is not complete. For more detailed information, please see our certificate of incorporation and by-laws, which are incorporated by reference into the registration statement of which this prospectus forms a part, and, with respect to our preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any, as well as the relevant provisions of the DGCL. For information on how to obtain copies of our certificate of incorporation and by-laws, which are exhibits to the registration statement of which this prospectus forms a part, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Common Stock
Each issued and outstanding share of our common stock is entitled to one vote per share on all matters to be voted upon by our stockholders. Unless a greater number of affirmative votes is required by the certificate of incorporation, the by-laws, the rules or regulations of any stock exchange applicable to the Company, the DGCL or other law or regulation applicable to the Company, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of directors, by majority vote. Except in the event of a vacancy on the board of directors, a nominee for director shall be elected to the board of directors by the vote of the majority of the votes cast by stockholders with respect to that director’s election at any meeting of stockholders for the election of directors at which a quorum is present. Holders of common stock do not have cumulative voting rights.
The holders of our common stock have no preemptive rights and have no rights to convert the common stock into any other securities.
Subject to the rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock will be entitled to participate equally, share for share, in all assets remaining after payment of liabilities.
The holders of the common stock are entitled to receive ratably such dividends as our board of directors may declare out of funds legally available therefor, when and if so declared.
Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for our common stock. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “DENN.”
Preferred Stock
The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement. We may issue preferred stock from time to time in one or more series for such consideration as may be fixed from time to time by our board of directors. Subject to the limits imposed by the DGCL, our board of directors is authorized to fix and determine for any series of preferred stock the number of shares of such series and the voting powers, designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. Our board of directors could, without stockholder approval, cause us to issue preferred stock which has voting powers, designations, preferences, and other rights that could adversely affect the holders of our common stock or make it more difficult to effect a change in control.
Certain Anti-Takeover Provisions of the Company’s Certificate of Incorporation, By-laws and Delaware Law
The following is a summary of certain provisions of our certificate of incorporation, our by-laws and the DGCL that may have the effect of delaying, deterring or preventing hostile takeovers or changes in control or management of the Company. Such provisions could deprive our stockholders of opportunities to realize a premium on their stock. At the same time, these provisions may have the effect of inducing any persons seeking to acquire or control the Company to negotiate terms acceptable to our board of directors.
Undesignated Preferred Stock
Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval.
Vacancies on the Board of Directors
Our by-laws provide that any vacancy in our board of directors, including due to newly-created directorships, will be filled by a majority vote of the directors remaining in office and directors so appointed will hold office for the unexpired term and until his or her successor shall be duly chosen or until his or her earlier death, resignation or removal. Our stockholders are not entitled to fill vacancies on our board of directors.
Cumulative Voting
Our certificate of incorporation and by-laws do not provide for cumulative voting.
Ability to Call Special Meeting of Stockholders
Our by-laws provide that special meetings of stockholders may be called by our board of directors by resolution of the board duly adopted by the affirmative vote of a majority of the entire board or, if delegated the authority by a resolution of the board duly adopted by the affirmative vote of a majority of the entire board, our chief executive officer or chairman of the board. No other person, including our stockholders, may call a special meeting of stockholders.
Advance Notification of Stockholder Nominations and Proposals
Our by-laws provide that in order for stockholder nominations of directors or other business to be properly brought before an annual meeting by our stockholders, subject to certain limited exceptions, the stockholders must give notice to the Company not less than 60 calendar days nor more than 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the stockholder who is proposing the nomination.
Amendments to By-laws
Our certificate of incorporation and by-laws provide that our board of directors is expressly authorized to make, alter, amend, change, add or repeal our by-laws without the assent or vote of our stockholders. Our by-laws also provide that our stockholders may, at any annual or special meeting, alter, amend or repeal our by-laws by the affirmative vote of the holders of shares constituting a majority of the voting power of all of the then outstanding shares of our capital stock generally entitled to vote in the election of directors, subject to our certificate of incorporation, the DGCL and applicable law.
Business Combinations under Delaware Law
We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, and sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interested stockholder. Under Section 203, an “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock.
This prohibition is effective unless:
•
the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•
upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

•
at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors. A corporation can elect to have Section 203 of the DGCL not apply to it by expressly providing so in its certificate of incorporation or bylaws; we have not made such an election.
Limitation of Personal Liability of Directors and Officers
Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL and our certificate of incorporation do not permit exculpation for liability:
•	for any breach of the director’s duty of loyalty to the Company or its stockholders,
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
•	under section 174 of the DGCL, which pertains, among other things, to liability for the unlawful payment of dividends, or
•	for any transaction from which the director derived an improper personal benefit.
In addition, our certificate of incorporation provides that we will indemnify all persons whom we may indemnify pursuant to Section 145 of the DGCL, including our directors and officers.
Forum Selection
Our by-laws provide, unless our board of directors, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any and all internal corporate claims, including, but not limited to, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any stockholder, director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine.

DESCRIPTION OF WARRANTS
This prospectus describes the general terms and provisions of the warrants we may offer and sell under this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.
We may issue warrants to purchase our common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
LEGAL MATTERS
The validity of the securities described herein will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.
EXPERTS
The consolidated financial statements of Denny’s Corporation and subsidiaries as of December 25, 2019 and December 26, 2018, and for each of the years in the three-year period ended December 25, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2019, have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 25, 2019 consolidated financial statements refers to changes in the method of accounting for leases due to the adoption of Accounting Standards Update (ASU) 2016-02, Leases (Topic 842) and all subsequent ASUs that modified Topic 842 and for revenue from contracts with customers due to the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified Topic 606.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus, any accompanying prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus or any accompanying prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus or any accompanying prospectus supplement, as applicable, except as modified or superseded.
We incorporate by reference into this prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 25, 2019 (including portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2020);
•	our Quarterly Report on Form 10-Q for the quarter ended March 25, 2020;
•
our Current Reports on Form 8-K filed with the SEC on February 4, 2020, March 4, 2020, March 16, 2020 (excluding Item 7.01 and Exhibit 99.1), April 7, 2020 (excluding Item 2.02), May 4, 2020 (excluding Item 2.02 and Exhibit 99.1), May 14, 2020 (excluding Item 2.02 and Exhibit 99.1) and May 27, 2020; and

•
the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on January 7, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and prior to the termination of the offering of the securities under this Registration Statement (except in each case for the information contained in such documents that is deemed to be “furnished” and not “filed”).
Statements made in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Denny’s Corporation
203 East Main Street
Spartanburg, South Carolina
Tel: (864) 597-8000
Copies of these filings are also available, without charge, through the “Investor Relations” section of our website (www.dennys.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following are the estimated expenses, other than underwriting discounts and commissions, relating to the registration of the offer and sale of the securities registered hereunder on Form S-3:
SEC registration fee	$25,960
Printing and engraving fees	*
Legal fees	*
Accounting fees	*
Miscellaneous	*
Total	*
*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Our restated certificate of incorporation, as amended, provides that we will indemnify our directors and officers to the full extent permitted by Section 145 of the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that the extent to which a corporation may indemnify its directors and officers depends on the nature of the action giving rise to the indemnification right. In actions not on behalf of the corporation, directors and officers may be indemnified for acts taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In actions on behalf of the corporation, directors and officers may be indemnified for acts taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except for acts as to which the director or officer is adjudged liable to the corporation, unless the relevant court determines that indemnification is appropriate despite such liability. Section 145 of the DGCL also permits a corporation to (i) reimburse present or former directors or officers for their defense expenses to the extent they are successful on the merits or otherwise and (ii) advance defense expenses upon receipt of an undertaking to repay the corporation if it is determined that payment of such expenses is unwarranted.
To supplement the general indemnification right contained in our restated certificate of incorporation, as amended, our amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL (as described above). Our amended and restated by-laws also require us to purchase insurance to protect the Company and any person against any liability or expense asserted against or incurred by such person in connection any action to the fullest extent authorized by the DGCL, provided that such insurance is available on acceptable terms.
In addition to the indemnification rights described above, our restated certificate of incorporation, as amended, eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties except for: (i) breaches of the duty of loyalty, (ii) acts or omissions in bad faith, (iii) improper dividends or share redemptions and (iv) transactions from which the director derives an improper personal benefit.
Item 16.	Exhibits and Financial Statement Schedules
A list of the exhibits required by Item 601 of Regulation S-K are listed below in the “Exhibit Index” and are part of this registration statement and are incorporated herein by reference.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1
Restated Certificate of Incorporation of Denny’s Corporation dated March 3, 2003, as amended by Certificate of Amendment to Restated Certificate of Incorporation to Increase Authorized Capitalization dated August 25, 2004 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Denny’s Corporation for the year ended December 29, 2004).

3.2
Amended and Restated By-laws of Denny’s Corporation, amended and restated as of November 7, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Denny’s Corporation filed with the Securities and Exchange Commission on November 13, 2018).

3.3	Certificate of Designation of Preferred Stock*
4.1	Specimen Common Stock Certificate*
4.2	Specimen Preferred Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant*
4.5	Form of Warrant Agreement*

Exhibit No.	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included as Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included on signature page)
*	To be filed by amendment or Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spartanburg, state of South Carolina, on this 8th day of June, 2020.
DENNY’S CORPORATION

By:	/s/ Robert P. Verostek
Name:	Robert P. Verostek
Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Robert P. Verostek and F. Mark Wolfinger, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto and any other registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 8, 2020.
Signature	Title

/s/ John C. Miller	Chief Executive Officer and Director (Principal Executive Officer)
John C. Miller

/s/ Robert P. Verostek	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Robert P. Verostek

/s/ Jay C. Gilmore	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
Jay C. Gilmore

/s/ Brenda J. Lauderback	Director and Chair of the Board of Directors
Brenda J. Lauderback

/s/ Bernadette S. Aulestia	Director
Bernadette S. Aulestia

/s/ Gregg R. Dedrick	Director
Gregg R. Dedrick

/s/ José M. Gutiérrez	Director
José M. Gutiérrez

Signature	Title

/s/ Robert E. Marks	Director
Robert E. Marks

/s/ Donald C. Robinson	Director
Donald C. Robinson

/s/ Laysha Ward	Director
Laysha Ward

/s/ F. Mark Wolfinger	President and Director
F. Mark Wolfinger